OMEGA COMMERICAL FINANCE CORPORATION & NUQUEST CAPTIAL MATCHPOINT 1 LLC
ASSET PURCHASE AGREEMENT

This **ASSET PURCHASE AGREEMENT** (hereinafter referred to as the "Agreement") is made by and between OMEGA COMMERCIAL FINANCE CORPORATION, a Wyoming corporation (the "Buyer or Omega"), and NUQUEST CAPITAL MATCHPOINT 1 LLC, a Georgia limited liability company ("NuQuest" or the "Seller"). The signatories to this Agreement may hereinafter be referred to collectively as the "Parties"

WHEREAS, Seller is the owner of the "ASSET" in the form of a fully operational website portal, its operating business services managed by the current management of NuQuest Capital MatchPoint 1 LLC, its Opt-In Company Subscribers, ISSA Investor Subscribers, Accredited Investor Subscribers, & Opt-In database of approximately 18,000 world-wide investors attached hereto as Exhibit A (the "ASSET"); and ("NQST") is a publicly held, holding company the parent to NuQuest Capital MatchPoint 1 LLC (the "ASSET) that connects Entrepreneurs and Investors utilizing intelligent web technology to instantly match businesses in need of start-up, middle or later stage capital with all types of institutional, professional and accredited funding sources. The Subscribers are matched up with interested Angel Investors, Private Equity, Hedge Funds, Venture Capital, and loans from Commercial and Private Banks.

WHEREAS, Seller desires to affirm and ratify the sale of all rights and services associated with the ASSET to Omega, as described in this Agreement, subject to and in accordance with the terms and conditions hereof; and

WHEREAS, the Buyer desires to affirm and ratify its acquisition of all of the rights and services associated to the ASSET from the Seller in accordance with the terms hereof; and

WHEREAS, Seller has approved the sale of the rights to the ASSET to the Buyer in exchange for *1-Million Shares of Series AAA Convertible Perpetual Preferred* stock with a Par Value of $1.00 per share and convertible at 25-to-1 of the Company's Common stock.

WHEREAS, the conversion date shall be the one (1) year Anniversary Date of the aforementioned *Series AAA Convertible Perpetual Preferred* stock.

NOW THEREFORE, in exchange for good and Valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants, considerations, conditions hereinafter set forth, the Seller and Buyer hereby agree as follows:

ARTICLE ONE
SALE AND PURCHASE

1.01 Recitals. The Parties hereto agree that the recitals are true and correct and by this reference are incorporated into this Agreement. Any Exhibits referred to in this Agreement are also hereby incorporated into this Agreement by reference.

1.02 ASSET Sale. Subject to the terms, conditions and provisions of this Agreement, the Seller hereby affirms and ratifies its sale to the Buyer of the ASSET as first described above, prima facie, for $1,000,000 USD.

1.03 Bill of Sale. Upon execution of this agreement (the "Closing Date"), both Parties agree a Bill of Sale, authorized by the NUQUEST CAPITAL MATCHPOINT 1 LLC majority owners (NuQuest, Inc., a Nevada Corporation), shall be escrowed with Buyers attorney that delivers 100% ownership interest of NUQUEST CAPITAL MATCHPOINT 1 LLC to Omega Commercial Finance Corporation.

1.04 Consideration for the Purchase. Upon execution of this Agreement, Buyer shall issue to Seller a total of 1-million shares of restricted Series AAA Convertible Perpetual Preferred with a Par Value of $1.00 per share (the "Preferred Stock"). Share designation herein attached as Exhibit B.

1.05 The Effective Date. For purposes of this Agreement, the Effective Date shall be official upon the date the Buyer receives 100% of the issued and outstanding units of NUQUEST CAPITAL MATCHPOINT 1 LLC and the Seller receives the 1-million shares of restricted Series AAA Convertible Perpetual Preferred certificate.

1.06 Exhibits to Agreement: (i.) Exhibit A -Bill of Sale Agreement, (ii) Exhibit B – Management Agreements, (iii) Exhibit C- Omega Commercial Finance Corporation Board Resolution of Designation of Series AAA Convertible Preferred, and (iv) Exhibit D - Operating Agreement

ARTICLE TWO
SELLER'S REPRESENTATIONS & WARRANTIES

2.01 Representations and Warranties of Seller. As a material inducement for the Buyer to purchase the ASSET, Seller makes the following representations and Warranties for the benefit of the Buyer, which Seller represents and warrants Shall be true at the Effective Date as if made that date, and which shall survive the Effective Date and the delivery Of all instruments and documents contemplated herein and, at the Effective Date, such representations and Warranties will be so certified in form and substance satisfactory to the Buyer and the Buyers counsel:

(a) Authority. Seller has full power and authority to execute, deliver and perform this Agreement without the consent of any other person or entity (governmental or otherwise).

(b) Governmental, lender and other consents, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority, lender, lessor, lessee or other person or entity on the part of Seller is required in connection with the execution or delivery of this Agreement and the consummation of the transactions contemplated hereby. Seller specifically represents that the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a default, breach, or violation, or an event that would be, or with notice or lapse of time, or both, or at the election of any person would be, a default, breach or Violation of any note, lease, mortgage, leasehold mortgage, security agreement, deed of trust, indenture or other document or instrument to which Seller is bound or to which any of Seller's assets or properties is subject; (ii) an event that would permit, or with notice or lapse of time, or both, or at the election of any person would permit any party to terminate any lease or other agreement or contractual obligation, or to accelerate the maturity of any indebtedness or other contractual obligation of Seller or to which any of Seller's assets or properties is subject; (iii) result in, or with notice or lapse of time, oi' both, or at the election of any person, would result in, the creation or imposition of any lien, charge, or encumbrance on any of the assets or properties of Seller; or (iv) would subject, or with notice of lapse of time, or both, or at the election of any person would subject any of Seller's assets or properties to become subject to a mortgage foreclosure or other proceeding or action to enforce any lien or security interest encumbering any of Seller's assets or properties, whether such lien or security interest shall have arisen directly or by collateral assignment; and is not violative of any securities laws, Federal or State.

d) Adverse agreements. Seller is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgement, order, Writ, injunction, decree, rule or regulation Which materially and adversely affects or, so far as Seller can now foresee, may materially and adversely affect the business operations, prospects, properties, assets or financial condition or otherwise of Seller, or the value of the ASSET.

(e) Intellectual Property. Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties With respect to the ASSET, and neither Seller, nor any of, employees, agents or independent contractors of Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation regarding the ASSET (including any claim that Seller must license or refrain from using any intellectual property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of Seller, including its former rights to the ASSET.

(f) Title to ASSET. Seller has conveyed to Buyer good, valid and marketable title to the entire ASSET which consists of the rights to the proprietary ASSET, and has documented proof of its authenticity and credibility.

(g) Escrow. None of the ASSET is held for any other person or entity and is not Subject to any pledge or security interest, or subject to any voting trust or voting agreement or proxy.

(h) Contracts. Seller represents and warrants that there are no other agreements with any other person or entity that would entitle any other person or entity to any Claim of rights or entitlements to the ownership, use or possession of the ASSET.

(i) Title Vesting. Seller represents and warrants that the transfer of the ASSET' to Buyer has vested Buyer with good, valid, marketable and indefeasible title to the ASSET, representing one hundred percent (100.0%) of the interest and rights outstanding for the ownership of the ASSET, free and clear of any security interest, encumbrance, claim, pledge, charge, limitation, or restriction whatsoever.

2.02 Indemnity by Seller.

(a) Indemnifiable Matters. Seller shall indemnify, defend and hold harmless the Buyer, and its respective officers, directors, shareholders, employees and agents (separately and collectively referred to as the "Indemnity"), against and in respect of:

(i) all liabilities and other obligations of the Seller of any nature, whether accrued, absolute, contingent, or otherwise, existing at the Effective Date, to the extent not disclosed in this Agreement 0r the Exhibits attached hereto, including, Without limitation, all liabilities and other obligations arising out of negligent acts or omissions of the Seller or its agents, employees, directors, officers, representatives or contractors, and all liabilities and other obligations arising out of or based upon transactions entered into, prior to the Closing date, and all federal or state tax liabilities accrued, or measured by Seller`s income or sales, for any period prior to and including the Effective Date;

(ii) (ii) any claim, suit, obligation, liability, loss, damage, injury or expense, arising directly outof, connected with, related to, or resulting from any breach of any covenant, Written representation, warranty or agreement made by Seller in this Agreement, except to the extent that Buyer's conduct gives rise to the foregoing in connection with performance of those acts identified in the recitals herein;

(b) Binding Effect. The indemnification provisions of this paragraph 2,02 shall inure to the benefit of the employees, agents, heirs, personal representatives, successors and assigns of the Buyer indemnity and shall be binding upon the employees, agents, heirs, successors, and assigns if any, of the Seller.

ARTICLE THREE
BUYER'S WARRANTIES AND REPRESENTATIONS

3.01 Representations and Warranties of Buyer. The Buyer makes the following representations and warranties for the benefit of the Seller which the Buyer represents and warrants shall be true at Effective Date as if that date, and which shall survive the Effective Date and the delivery of all instruments and documents contemplated herein and, at Closing, such representations and Warranties will be so certified in form and substance satisfactory to the Seller and the Seller' counsel:

(a) Authority. The Buyer has full power and authority to execute, deliver and perform this Agreement Without the consent of any other person or entity.

(b) Buyer`s Issuance of Convertible Preferred Stock. The Buyer has full power and authority to issue and deliver the Preferred Stock as contemplated by this Agreement without the consent of any other person or entity.

(c) Securities Laws. All of the shares of Common & Preferred Stock to be issued or sold herein pursuant to the terms of the Agreement (i) have not been registered with the United States Securities and Exchange Commission nor With the States of Delaware , Nevada or Kansas or any other state securities regulatory agency; (ii) this sale is being accomplished in reliance upon Section 4(2) of the Securities Act of 1933 as an exempt transaction in compliance with the aforementioned section and not in reliance upon Securities and Exchange Commission Regulation D, 17 C.F.R. Section 230.501 et seq., promulgated thereunder; and (iii) in reliance in the States of Delaware , Nevada and Kansas on the exempt transaction provisions of such states' securities laws, thereby claiming that the offer, purchase and sale of the Common & Preferred Stock as well as options herein is an exempt transaction under such laws.

ARTICLE FOUR
OTHER AGREEMENTS

The Parties covenant and agree as follows:

4.01 General. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under this Agreement).

ARTICLE FIVE
MISCELLANEOUS

5.01 Notices. Any notice required or provided for in this Agreement to be given to any party shall be mailed certified mail, return receipt requested, or hand delivered, to the party at the address set forth in the preamble

(a) If to:

("Buyer")
Omega Commercial Finance Corporation
1000 5th Street – Suite 200
Miami Beach, Florida 33139

(b) If to:

("Seller")
NuQuest Capital MatchPoint 1, LLC
3020 Roswell Rd. NE – Suite 200
Marietta, GA 30068

5.02 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

5.03 Florida Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to the conflict of law provisions of any State Statute.

5.04 Construction. The articles, section headings, captions, or abbreviations are used for Convenience only and shall not be resorted to for interpretation Of this Agreement. Wherever the context so requires, the masculine shall refer to the feminine, the singular shall refer to the plural, and vice versa.

5.05 Fees. In the event that any party is required to engage the services of legal counsel to enforce its rights under this Agreement against any other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys' fees and costs from the other party, which in the event of litigation shall include fees and costs incurred at trial and on appeal.

5.06 Entire Agreement. This Agreement contains the entire understanding among the parties and supersedes any prior written or Oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or Written, between the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

5.07 Amendments. Any amendments to this agreement must be signed by both parties.

5.08 Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or lack of enforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

5.09 Assignment. This Agreement is assignable only by Buyer without the prior written consent of Seller.

5.10 Waiver. No consent or waiver, expressed or implied, by a party of any breach or default by any other party in the performance by that other party of its obligations hereunder shall be deemed or construed to be a Consent 0r waiver t0 any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the art of any party to complain of any act or failure to act of another party or to declare that other party in default, irrespective of how long Such failure continues, shall not constitute a waiver of such party of its rights hereunder.

5.11 Counterparts. This agreement may be executed in multiple counterparts each of which shall be deemed an original for all purposes.

5.12 Arbitration. The parties hereby agree that any and all controversies or disputes arising from or relating to this Agreement, including but not limited to interpretation, construction and performance of same or regarding any matter whatsoever, including but not limited to, common law claims, tort claims and Statutory claims, Shall be submitted to binding arbitration before the American Arbitration Association, under its Commercial Rules, in Delaware. Notwithstanding this Agreement, any court of competent jurisdiction in Delaware shall have concurrent jurisdiction to enforce the provisions of this Agreement through the issuance of temporary or preliminary relief pending resolution of the merits of any such dispute before the American Arbitration Association.

5.13 Survival of Representations and Warranties. The representations and warranties Set forth in this Agreement shall be continuing and shall survive the Effective Date.

5.14 Confidentiality. Both Parties shall maintain in confidence the identity of subscribers and or confidential information it receives from either Party that is clearly marked "confidential" prior to the Effective Date of this agreement, sharing such information only with its members and professional advisors. Any information already known to both Parties, is in the public domain, or enters the public domain through no fault of both Parties, shall not be deemed to be confidential.

5. 15 Non-Circumvention. Except as authorized, by the Seller in writing, the Buyer shall not contact the Assets subscribers and or shareholders prior to the Effective Date of this agreement.

IN WITNESS WHEREOF this Agreement for Asset Purchase Agreement has been signed by the parties set forth below as of the date set forth above.

("Seller")

NuQuest Capital MatchPoint 1, LLC

By: NuQuest, Inc.

/s/ 1-3-14
Ken Honeyman, CEO/Director Date: 1 /3/2014

/s/ 1-3-14
Vik Grover, Director Date: 1/3/2014

("Buyer")

Omega Commercial Finance Corporation

/s/
Jon S. Cummings IV, President Date: 1/3/2014